                                                                    Exhibit 12.1

                            SDW HOLDINGS CORPORATION

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN MILLIONS)

                                                                                                                       PERIOD
                                                                                                                    DECEMBER 21,
                                                     TWELVE MONTHS   TWELVE MONTHS    NINE MONTHS    THREE MONTHS       1994
                                                         ENDED           ENDED           ENDED           ENDED         THROUGH
                                                     DECEMBER 26,    DECEMBER 25,    SEPTEMBER 24,   DECEMBER 20,   SEPTEMBER 27,
                                                         1992            1993            1994            1994           1995
                                                    --------------- --------------- --------------- --------------- -------------
                                                      S.D. WARREN     S.D. WARREN     S.D. WARREN     S.D. WARREN
                                                      COMPANY AND     COMPANY AND     COMPANY AND     COMPANY AND   CONSOLIDATED
                                                    CERTAIN RELATED CERTAIN RELATED CERTAIN RELATED CERTAIN RELATED SDW HOLDINGS
                                                      AFFILIATES      AFFILIATES      AFFILIATES      AFFILIATES     CORPORATION
                                                     (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)   (PREDECESSOR)   (SUCCESSOR)
                                                    --------------- --------------- --------------- --------------- -------------
Income (loss)
 before taxes
 and other
 items..........                                         $82.6           $ 1.9           $28.0           $24.9         $ 70.8
Adjustments:
 Capitalized
  interest......                                          (0.8)            --             (1.4)            --            (0.9)
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                           --              --              --              --           (15.8)
 Total fixed
  charges, net..                                          17.1            15.8            12.5             3.4          125.8
                                                         -----           -----           -----           -----         ------
Excess of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                         $98.9           $17.7           $39.1           $28.3         $179.9
                                                         =====           =====           =====           =====         ======
Ratio of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                           5.8x            1.1x            3.1x            8.3x           1.4x
                                                         =====           =====           =====           =====         ======
Fixed charges
 and preferred
 stock
 dividends:
 Interest
  expense.......                                         $ 9.0           $ 8.5           $ 6.4           $ 2.3         $106.0
 Interest
  portion of
  Biomass
  contract......                                           5.1             4.6             3.2             0.9            2.4
 Interest
  portion of
  rent(1).......                                           2.2             2.7             1.5             0.2            0.7
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                           --              --              --              --            15.8
 Capitalized
  interest......                                           0.8             --              1.4             --             0.9
                                                         -----           -----           -----           -----         ------
Total fixed
 charges and
 preferred stock
 dividends......                                         $17.1           $15.8           $12.5           $ 3.4         $125.8
                                                         =====           =====           =====           =====         ======
                                                    TWELVE MONTHS  SIX MONTHS   SIX MONTHS
                                                        ENDED        ENDED        ENDED
                                                     OCTOBER 2,     APRIL 3,     APRIL 2,
                                                        1996          1996         1997
                                                    ------------- ------------ ------------
                                                    CONSOLIDATED  CONSOLIDATED CONSOLIDATED
                                                    SDW HOLDINGS  SDW HOLDINGS SDW HOLDINGS
                                                     CORPORATION  CORPORATION  CORPORATION
                                                     (SUCCESSOR)  (SUCCESSOR)  (SUCCESSOR)
                                                    ------------- ------------ ------------
Income (loss)
 before taxes
 and other
 items..........                                       $ 12.0        $21.2        $(2.7)
Adjustments:
 Capitalized
  interest......                                         (1.9)        (0.6)        (0.8)
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                        (23.5)       (11.5)       (12.9)
 Total fixed
  charges, net..                                        138.1         73.3         67.0
                                                    ------------- ------------ ------------
Excess of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                       $124.7        $82.4        $50.6
                                                    ============= ============ ============
Ratio of
 earnings to
 cover fixed
 charges and
 preferred stock
 dividends......                                           *           1.1x          *
                                                    ============= ============ ============
Fixed charges
 and preferred
 stock
 dividends:
 Interest
  expense.......                                       $108.9        $59.1        $51.8
 Interest
  portion of
  Biomass
  contract......                                          2.7          1.6          1.0
 Interest
  portion of
  rent(1).......                                          1.1          0.5          0.5
 Dividends and
  accretion on
  subsidiary's
  preferred
  stock.........                                         23.5         11.5         12.9
 Capitalized
  interest......                                          1.9          0.6          0.8
                                                    ------------- ------------ ------------
Total fixed
 charges and
 preferred stock
 dividends......                                       $138.1        $73.3        $67.0
                                                    ============= ============ ============
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*  Ratio is less than 1 to 1 for period presented.
(1) Interest expense component of rent is 30% of rental expense.